Exhibit 99.1

PHINIA REPORTS FIRST QUARTER 2026 RESULTS - STRATEGIC BUSINESS WINS ADVANCE DIVERSIFICATION ACROSS END MARKETS AND ALTERNATIVE FUELS

Auburn Hills, Michigan, April 30, 2026 – PHINIA Inc. (NYSE: PHIN), a diversified, industrial supplier and global leader in the development of fuel systems, electrical systems, and aftermarket solutions, today reported results for the first quarter ended March 31, 2026.

First Quarter Highlights:

•Net sales of $878 million, an increase of 10.3% compared with Q1 2025.
◦Excluding the impacts of foreign currency and the acquisition of SEM, increases of $39 million and $14 million, respectively, net sales increased $29 million or 3.6%, primarily driven by volumes in Asia and the Americas and tariff recoveries.

•Net earnings of $37 million and net margin of 4.2%, representing a year-over-year increase of $11 million and 90 basis points (bps), respectively.

•Adjusted EBITDA of $115 million with adjusted EBITDA margin of 13.1%, representing a year-over-year increase of $12 million and 20 bps, primarily driven by supplier savings and overhead cost control measures and net tariff recoveries.

•Net earnings per diluted share of $0.96.
◦Adjusted net earnings per diluted share of $1.29 (excluding $0.33 per diluted share related to non-operating items detailed in the non-GAAP appendix below), reflecting the operational increases detailed above and a reduction in share count.

•Returned $67 million to shareholders through $56 million of share repurchases and $11 million in dividends.

Key Wins in Strategic Growth Markets:
New and incumbent business wins remained strong, notable Q1 wins include:

•A Compressed Natural Gas Fuel Rail Assembly contract with a leading global OEM, marking our third consecutive quarter of a major alternative fuel program win in India.

•A jet fuel direct injector program for unmanned aerial drone engines with a new customer, highlighting our growing capabilities in advanced propulsion solutions.

•A direct injection fuel rail assembly contract with a major Chinese OEM, supporting a luxury SUV platform equipped with a dual‑fuel‑injection V8 engine.

•Expanding our product portfolio with a major warehouse distributor in the Americas by adding steering and suspension and vehicle electronics, broadening our existing customer relationship.

•Expanding our Aftermarket presence by adding two new customers in Europe and expanding a propulsion‑agnostic program within the Asia Pacific region.

•Renewing a starter program with a global commercial vehicle and off-highway OEM, reinforcing our long-standing presence to supply starters for severe duty and long-haul applications.

“I’m pleased with our first-quarter performance, which underscores our disciplined execution and continued focus on creating value for our shareholders. Adjusted earnings per diluted share increased by more than 37% compared with the first quarter of 2025. Building on the strong performance we delivered in 2025 and the confidence we shared at our 2026 Investor Day, we are seeing growing traction in attractive new markets and expanding our customer base, including new wins in alternative fuels, commercial vehicles and aerospace and defense,” said Brady Ericson, President and Chief Executive Officer of PHINIA.

Balance Sheet and Cash Flow:

The Company ended the quarter with cash and cash equivalents of $328 million and $480 million of available capacity under its Revolving Credit Facility. Total debt at quarter end was $992 million.

Net cash generated by operating activities was $53 million, representing a year-over-year increase of $13 million. Adjusted free cash flow was $42 million, a record for the first quarter since becoming a standalone company. Adjusted free cash flow increased $45 million compared to the first quarter of 2025, primarily due to higher earnings adjusted for non-cash charges, improved working capital and lower capital expenditures.

2026 Full Year Guidance:

The Company continues to expect 2026 net sales of $3.52 billion to $3.72 billion. This implies a year-over-year growth of 1% to 7% in 2026. The Company’s net earnings and adjusted EBITDA are projected to be $165 million to $195 million and $485 million to $525 million, respectively, with net earnings margin of 4.7% to 5.2% and adjusted EBITDA margin of 13.7% to 14.3%. The Company expects to generate $200 million to $240 million in adjusted free cash flow. Adjusted tax rate is expected to be in the range of 30% to 34%.

The Company will host a conference call to review first quarter 2026 results and take questions from the investment community at 8:30 a.m. ET today. This call will be webcast at PHINIA Q1 2026 Earnings Call. Additional presentation materials will be available at Investors.phinia.com.

About PHINIA

PHINIA is a diversified industrial supplier and global leader in the development of fuel systems, electrical systems, and aftermarket solutions, with a strong portfolio of trusted brands that includes DELPHI®, DELCO REMY®, and HARTRIDGETM. With over 100 years of manufacturing expertise and industry relationships, PHINIA has approximately 12,500 talented employees and over 40 locations in 20 countries and is headquartered in Auburn Hills, Michigan, USA.

Our systems and solutions are designed to keep combustion engines operating at peak performance across a variety of applications: medium- and heavy-duty commercial vehicle (on-road vehicles used for commercial transport classified class 4-8, 14,001 pounds or heavier), light commercial vehicle (on-road vehicles used for commercial transport classified as class 1-3, 14,000 pounds or lighter), light passenger vehicle (on-road vehicles used primarily for carrying passengers), and off-highway, industrial, and other (including construction and agricultural machinery, vocational vehicles, marine, industrial applications, power generation, and aerospace and defense).

PHINIA’s service solutions include vehicle repair and replacement parts, offering both new and remanufactured products through the original equipment manufacturer dealer network and the independent aftermarket channel.

By delivering high-performance solutions today and investing in advanced technologies to unlock the potential of alternative fuels in contributing to lower carbon mobility, PHINIA is shaping a more efficient and sustainable future.

© 2026 PHINIA Inc. All Rights Reserved.

(DELCO REMY is a registered trademark of General Motors LLC, licensed to PHINIA Technologies Inc.)

IR contact:
Kellen Ferris
Vice President of Investor Relations
investors@phinia.com
+1 947-262-5256

Media contact:
Kevin Price
Global Brand & Communications Director
media@phinia.com
+44 (0) 7795 463871
# # #

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements are statements other than historical fact that provide current expectations or forecasts of future events based on certain assumptions and are not guarantees of future performance. Forward-looking statements use words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “likely,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” and other words of similar meaning.

Forward-looking statements are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and which could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. Risks, uncertainties, and factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: adverse changes in general business and economic conditions, including recessions, adverse market conditions or downturns and other factors, including geopolitical tensions and related trade restrictions, impacting the global transportation and industrial equipment industries; our inability to deliver new products, services and technologies in response to changing consumer preferences and evolving exhaust emissions regulations, or acceleration of the market for electric vehicles or deceleration of the market for alternative fuel technologies, including for use in internal combustion engines; competitive industry conditions; failure to identify, consummate, effectively integrate or realize the expected benefits from acquisitions, partnerships or other strategic investments; failure of or disruption in our technology infrastructure, including a disruption related to cybersecurity; pricing pressures from customers; elevated inflation rates and volatility in the costs of commodities used in the production of our products; difficulties launching new machine, engine or vehicle programs; changes in U.S. and foreign administrative policy, including increases in tariffs, changes to existing trade agreements and import or export licensing requirements and exchange controls, and any resulting changes in international trade relations; our inability to identify, attract, retain and develop a qualified global workforce; our inability to protect our intellectual property; failure to achieve the anticipated savings and benefits from restructuring and other actions, including those intended to improve future profitability and competitiveness, optimize our product portfolio and operations and execute our strategy; extraordinary events, including natural disasters or extreme weather events, political disruptions, terrorist attacks, pandemics or other public health crises, and acts of war; risks related to our international operations; economic, geopolitical, social and market conditions impacting our business in China; supply chain disruptions, including due to U.S. and foreign government action; our reliance on a limited number of OEM customers; work stoppages, production shutdowns and similar events or conditions; liabilities related to product warranties, litigation and other claims; current and future environmental, health and safety, human rights and other laws and regulations related to corporate sustainability; tax audits or similar processes, and changes in tax laws or tax rates taken by taxing authorities; governmental investigations and related proceedings; the impacts of climate change, regulations related to climate change, various stakeholders’ emphasis on reducing the impacts of climate change and other related matters; compliance with and changes in other laws and regulations impacting our operations; impairment charges on goodwill, indefinite-lived intangible assets and long-lived assets; changes in interest rates and asset returns that increase our pension funding obligations; restrictive covenants and other requirements impacting our financial and operating flexibility pursuant to the agreements governing our indebtedness; risks relating to the Spin-Off, including a determination that the Spin-Off does not qualify as tax-free for U.S. federal income tax purposes, our or our Former Parent’s failure to perform under, or additional disputes that may arise between the parties relating to, various transaction agreements executed in connection with the Spin-Off and any amendments and restatements thereto, and the availability of, and our ability to use, various credits and offsets detailed in such agreements or the settlement agreement between the Company and our Former Parent; and other risks and uncertainties described in Item 1A, “Risk Factors” and in our other reports filed from time to time with the Securities and Exchange Commission (the SEC).

We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PHINIA Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in millions, except earnings per share)
	Three Months Ended March 31,
	2026	2025
Fuel Systems	$549	$490
Aftermarket	329	306
Net sales	878	796
Cost of sales	690	624
Gross profit	188	172
Gross margin	21.4%	21.6%

Selling, general and administrative expenses	115	107
Restructuring expense	3	5
Other operating expense (income), net	1	(2)
Operating income	69	62

Equity in affiliates’ earnings, net of tax	(5)	(4)
Interest income	(2)	(4)
Interest expense	20	19
Other postretirement (income) expense, net	(1)	1
Earnings before income taxes	57	50

Provision for income taxes	20	24
Net earnings	$37	$26

Earnings per share— diluted	$0.96	$0.63

Weighted average shares outstanding — diluted	38.7	41.5

PHINIA Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in millions)
	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$328	$359
Receivables, net	818	804
Inventories	489	473
Prepayments and other current assets	135	126
Total current assets	1,770	1,762
Property, plant and equipment, net	854	876
Other non-current assets	1,177	1,179
Total assets	$3,801	$3,817

LIABILITIES AND EQUITY
Short-term borrowings and current portion of long-term debt	$24	$3
Accounts payable	525	510
Other current liabilities	421	434
Total current liabilities	970	947
Long-term debt	968	967
Other non-current liabilities	314	316
Total liabilities	2,252	2,230

Total equity	1,549	1,587
Total liabilities and equity	$3,801	$3,817

PHINIA Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in millions)
	Three Months Ended March 31,
	2026	2025
OPERATING
Net cash provided by operating activities	$53	$40
INVESTING
Capital expenditures, including tooling outlays	(32)	(35)
Net cash used in investing activities	(32)	(35)
FINANCING
Borrowings under Revolving Facility	50	—
Repayments under Revolving Facility	(30)	—
Dividends paid to PHINIA stockholders	(11)	(11)
Payments for purchase of treasury stock	(54)	(100)
Payments for stock-based compensation items	(5)	(6)
Net cash used in financing activities	(50)	(117)
Effect of exchange rate changes on cash	(2)	1
Net decrease in cash and cash equivalents	(31)	(111)
Cash and cash equivalents at beginning of period	359	484
Cash and cash equivalents at end of period	$328	$373

PHINIA Inc.
Net Debt (Unaudited)
(in millions)

	March 31, 2026	December 31, 2025
Total debt	$992	$970
Cash and cash equivalents	328	359
Net debt	$664	$611

Use of Non-GAAP Financial Measures
This press release contains information about PHINIA’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial measures are reconciled to their most directly comparable GAAP financial measures below. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably predict.

Management believes that these non-GAAP financial measures are useful to management, investors, and banking institutions in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes.

Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, because not all companies use identical calculations, the non-GAAP financial measures as presented by PHINIA may not be comparable to similarly titled measures reported by other companies.

A reconciliation of each of projected Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow, which are forward-looking non-GAAP financial measures, to the most directly comparable GAAP financial measure, is not provided because the Company is unable to provide such reconciliation without unreasonable effort. The inability to provide each reconciliation is due to the unpredictability of the amounts and timing of events affecting the items we exclude from the non-GAAP measure.

Adjusted EBITDA and Adjusted EBITDA Margin
The Company defines adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) as net earnings less interest, taxes, depreciation and amortization, adjusted to exclude the impact of restructuring expense, separation-related costs, merger and acquisition costs, other postretirement income and expense, equity in affiliates' earnings, net of tax, impairment charges, other net expenses, and other gains and losses not reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales. Management utilizes adjusted EBITDA and adjusted EBITDA margin in its financial decision-making process and to evaluate performance of the Company's consolidated results. Management also believes adjusted EBITDA and adjusted EBITDA margin are useful to investors in assessing the Company’s ongoing consolidated financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Net Earnings and Adjusted Net Earnings Per Diluted Share
The Company defines adjusted net earnings and adjusted net earnings per diluted share as net earnings and net earnings per share, each adjusted to exclude: (i) the tax-effected impact of restructuring expense, separation-related costs, merger and acquisition costs, impairment charges and other gains, losses and tax effects and adjustments not reflective of the Company’s ongoing operations; and (ii) acquisition-related intangibles amortization expense because it pertains to non-cash expenses that the Company does not use to evaluate core operating performance. Management believes that adjusted net earnings and adjusted net earnings per diluted share are useful to investors in assessing the Company’s ongoing financial performance, as they provide improved comparability between periods through the exclusion of certain items that management believes are not indicative of the Company’s core operating performance.

Adjusted Free Cash Flow
The Company defines adjusted free cash flow as net cash provided by operating activities after adding back adjustments related to the ongoing effects of separation-related transactions, less capital expenditures, including tooling outlays. Management believes that adjusted free cash flow is useful to investors in assessing the Company's ability to service and repay its debt and return capital to shareholders. Further, management uses this non-GAAP measure for planning and forecasting purposes.

Adjusted EBITDA and EBITDA Margin (Unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
Net earnings	$37	$26
Depreciation and tooling amortization	32	30
Interest expense	20	19
Provision for income taxes	20	24
Amortization of acquisition-related intangibles	8	7
Interest income	(2)	(4)
EBITDA	115	102
Restructuring expense	3	5
Separation-related costs[1]	2	(4)
Merger and acquisition costs[2]	1	3
Other postretirement (income) expense, net	(1)	1
Equity in affiliates’ earnings, net of tax	(5)	(4)
Adjusted EBITDA	$115	$103

Net sales	$878	$796
Adjusted EBITDA margin %	13.1%	12.9%

Net Earnings to Adjusted Net Earnings (Unaudited)
(in millions)
	Three Months Ended March 31,
	2026	2025
Net earnings	$37	$26
Amortization of acquisition-related intangibles	8	7
Restructuring expense	3	5
Separation-related costs[1]	2	(4)
Merger and acquisition expense[2]	1	3
Tax effects and adjustments	(1)	2
Adjusted net earnings	$50	$39

Adjusted Net Earnings Per Diluted Share (Unaudited)

	Three Months Ended March 31,
	2026	2025
Net earnings per diluted share	$0.96	$0.63
Amortization of acquisition-related intangibles	0.21	0.17
Restructuring expense	0.08	0.12
Separation-related costs[1]	0.05	(0.09)
Merger and acquisition expense[2]	0.02	0.07
Tax effects and adjustments	(0.03)	0.04
Adjusted net earnings per diluted share	$1.29	$0.94

Adjusted Free Cash Flow (Unaudited)
(in millions)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$53	$40
Capital expenditures, including tooling outlays	(32)	(35)
Effects of separation-related transactions	21	(8)
Adjusted free cash flow	$42	$(3)

_________________________

1 Separation-related costs primarily relate to indemnities related to the Tax Matters Agreement between the Company and its former parent, and professional fees and other costs associated with the spin-off of the Company from its former parent, including the adjustment of certain historical liabilities allocated to the Company in connection with the spin-off.

2 Merger and acquisition expense primarily relate to professional fees for acquisition initiatives.